Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. [333-261514] on Form F-3 of our report dated March 11, 2020, relating to the financial statements of TORM plc appearing in this Annual Report on Form 20-F of TORM plc for the year ended December 31, 2021.

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

March 23, 2022

/s/ Kim Takata Mücke